Exhibit 10.3

STANDARDAERO, INC.
2024 INCENTIVE AWARD PLAN

GLOBAL STOCK OPTION GRANT NOTICE

Capitalized terms not specifically defined in this Global Stock Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2024 Incentive Award Plan (as amended and/or restated from time to time, the “Plan”) of StandardAero, Inc. (the “Company”).

The Company has granted to the participant listed below (“Participant”) the stock option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Global Stock Option Agreement attached as Exhibit A, including any additional terms and conditions for Participant’s country set forth in the appendix thereto (the “Appendix” and, together with the Global Stock Option Agreement, the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Exercise Price per Share:
Shares Subject to the Option:
Final Expiration Date:
Vesting Commencement Date:
Vesting Schedule:	[To be specified in individual award agreements]
Type of Option:	[Incentive Stock Option/Non-Qualified Stock Option]

By accepting the Option, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. Further, any exercise of the Option pursuant to this Grant Notice and Agreement shall constitute Participant’s acceptance of the Option and agreement with all terms and conditions of the Option, as set forth in the Plan, the Agreement and this Grant Notice.

STANDARDAERO, INC. PARTICIPANT

By: __________________________ __________________________

Name: ________________________ [Participant Name]

Title: _________________________

GLOBAL STOCK OPTION AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL
1.1
Grant of Option. The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).
1.2
Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
ARTICLE II.

PERIOD OF EXERCISABILITY
2.1
Commencement of Exercisability. The Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated. Except as otherwise provided in this Agreement or another binding written agreement between Participant and the Company or as otherwise determined by the Administrator, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason.
2.2
Duration of Exercisability. The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.

2.3 Certain Terminations. Notwithstanding anything to the contrary in Section 2.1 of this Agreement, the Option shall become fully vested upon Participant’s Qualifying Termination. For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a)
“Qualifying Termination” shall mean Participant’s Termination of Service that occurs as a result of (i) Participant’s death or Disability, (ii) a Termination of Service by the Company without Cause (as defined in the Plan) within the twelve-month period immediately following a Change in Control or (iii) Participant’s Qualifying Retirement.
(b)
“Qualifying Retirement” shall mean Participant’s Termination of Service due to retirement if each of the following conditions have been satisfied: (i) Participant has remained continuously in service as a Service Provider for at least one year following the Grant Date, (ii) Participant has provided to the Company at least six months’ prior written notice of Participant’s intent to retire in a form acceptable to the Company and retires at the end of such notice period and (iii) Participant has attained both sixty years of age and has completed five full years of employment with the Company and its Subsidiaries.
2.3
Expiration of Option. The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:
(a)
The final expiration date in the Grant Notice (including, for the avoidance of doubt, if Participant’s Termination of Service is by reason of Participant’s death or Disability);

(b)
Except as the Administrator may otherwise approve, the expiration of three (3) months from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is due to a Qualifying Termination or is for Cause;
(c)
Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service (i) that occurs as a result of Participant’s Qualifying Retirement or (ii) by the Company without Cause (as defined in the Plan) within the twelve-month period immediately following a Change in Control; and
(d)
Except as the Administrator may otherwise approve, Participant’s Termination of Service for Cause.
ARTICLE III.

EXERCISE OF OPTION
3.1
Person Eligible to Exercise. During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.
3.2
Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.
3.3
Manner of Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised solely by delivery to the Company (or any third-party administrator designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2.4 hereof:
(a)
A written notice of exercise in a form approved by the Administrator (which may be electronic), stating that the Option or a portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. The notice shall be signed by Participant or other person then entitled to exercise the Option or such portion of the Option;
(b)
The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, pursuant to Section 3.4 hereof;
(c)
Any other written representations or documents as may be required in the Administrator’s sole discretion to evidence compliance with the Securities Act, the Exchange Act or any other Applicable Laws; and
(d)
In the event the Option or portion thereof shall be exercised pursuant to Section 3.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

3.4
Method of Payment. Payment of the aggregate Exercise Price and any required tax withholding (as described in Section 3.5 below) shall be by any of the following, or a combination thereof,

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at the election of Participant (subject to any Company insider trading policy, including blackout periods, and Applicable Laws):
(a)
Cash, wire transfer of immediately available funds or check payable to the order of the Company (or a third party designated by the Company);
(b)
(A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the aggregate Exercise Price, or (B) Participant’s delivery to the Company (or a third party designated by the Company) of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company (or a third party designated by the Company) cash or a check sufficient to pay the aggregate Exercise Price;
(c)
to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by Participant with a value equal to the aggregate Exercise Price, provided (A) such Shares, if acquired directly from the Company, were owned by Participant for a minimum time period that the Company may establish and (B) such Shares are not subject to repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(d)
to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at the aggregate Exercise Price; or
(e)
to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration.
3.5
Tax Withholding.
(a)
The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the Option as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Option.
(b)
Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.
ARTICLE IV.

OTHER PROVISIONS
4.1
Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.2
Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the Option) at Participant’s last known mailing address,

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email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, or when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.3
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.4
Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.5
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.6
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b‑3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.7
Entire Agreement. The Plan, the Grant Notice and this Agreement (including any appendices attached hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
4.8
Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.9
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms of this Agreement.
4.10
Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

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4.11
Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, “.pdf” format, scanned pages or other electronic means shall be effective as delivery of a manually executed counterpart to this Agreement.
4.12
Governing Law. The Option and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A., without regard to conflict of laws principles.
4.13
Incentive Stock Options. If the Option is designated as an Incentive Stock Option:
(a)
Participant acknowledges that to the extent the aggregate fair market value of shares (determined as of the time the option with respect to the shares is granted) with respect to which stock options intended to qualify as “incentive stock options” under Section 422 of the Code, including the Option, are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such stock options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such stock options (including the Option) will be treated as non-qualified stock options. Participant further acknowledges that the rule set forth in the preceding sentence will be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code. Participant acknowledges that amendments or modifications made to the Option pursuant to the Plan that would cause the Option to become a Non-Qualified Stock Option will not materially or adversely affect Participant’s rights under the Option, and that any such amendment or modification shall not require Participant’s consent. Participant also acknowledges that if the Option is exercised more than three (3) months after Participant’s Termination of Service as an Employee, other than by reason of death or Disability, the Option will be taxed as a Non-Qualified Stock Option.
(b)
Participant will give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or other transfer is made (a) within two (2) years from the Grant Date or (b) within one (1) year after the transfer of such Shares to Participant. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

* * * * *

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APPENDIX A

TO THE GLOBAL STOCK OPTION AGREEMENT

PROVISIONS FOR PARTICIPANTS BASED OUTSIDE THE U.S.

The following terms and conditions apply to Participants based outside the U.S. or who are otherwise subject to the laws of a jurisdiction other than the U.S. In general, the terms and conditions in this Appendix A supplement the provisions of the main body of this Agreement, unless otherwise indicated herein.

1.
Nature of Grant. By accepting the Option, Participant acknowledges, understands and agrees that:
(a)
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)
the Plan is operated and the Option is granted solely by the Company and only the Company is a party to this Agreement; accordingly, any rights Participant may have under this Agreement may be raised only against the Company but not any Subsidiary (including, but not limited to, Participant’s employer (the “Employer”));
(c)
no Subsidiary (including, but not limited to, the Employer) has any obligation to make any payment of any kind to Participant under this Agreement;
(d)
the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(e)
all decisions with respect to future grants of the Option or other awards, if any, will be at the sole discretion of the Company;
(f)
Participant is voluntarily participating in the Plan;
(g)
the Option and the Shares subject to the Option, and the income from and value of same, are not intended to replace any pension rights or compensation;
(h)
the Option and the Shares subject to the Option, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(i)
unless otherwise agreed with the Company in writing, the Option and the Shares subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of any Subsidiary;
(j)
the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(k)
if the underlying Shares do not increase in value after the Grant Date, the Option will have no value;

(l)
if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease, even below the Exercise Price per Share;
(m)
no claim or entitlement to compensation or damages shall arise from (i) forfeiture of the Option resulting from Participant ceasing to provide employment or other services to the Company or any Subsidiary (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any) and/or (ii) the forfeiture or cancellation of the Option and/or recoupment of any Shares, cash, or other benefits acquired under the Plan resulting from the application of any recoupment or compensation recovery policy the Company may adopt and/or amend from time to time, or any other policy of the Company or any Subsidiary that provides for forfeiture, disgorgement or clawback with respect to incentive compensation, or as required by Applicable Laws, rules, regulations or stock exchange listing standards;
(n)
for purposes of the Option, Participant’s date of Termination of Service will be considered to be the date Participant is no longer actively providing services to the Company or one of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is engaged as an employee or the terms of Participant’s employment or service agreement, if any); unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in the Option under the Plan and Participant’s post-termination exercise period, if any, will terminate as of such date and will not be extended by any notice period (e.g., the period during which Participant is considered an employee would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is engaged as an employee or the terms of Participant’s employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Option (including whether Participant may still be considered to be actively providing services while on a leave of absence);
(o)
in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, its Subsidiaries or the Employer, waives Participant’s ability, if any, to bring any such claim, and release the Company, its Subsidiaries and the Employer from any such claim; provided, if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(p)
unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and
(q)
neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.
2.
Responsibility for Taxes. The following provisions replace Section 3.5 of the Agreement:
(a)
Participant acknowledges that, regardless of any action taken by the Company or, if different, the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
(b)
In connection with any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to fulfill any and all liability for Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with regard to Tax-Related Items by one or a combination of the following without the need for Participant’s consent: (i) withholding from Participant’s wages or other cash compensation payable to Participant by the Company, the Employer or any other Subsidiary, (ii) withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent), (iii) withholding Shares to be issued upon exercise of the Option, (iv) requiring Participant to tender a cash payment to the Company, the Employer or another Subsidiary, and/or (v) any other method of withholding determined by the Company to be permitted under the Plan and applicable law and, to the extent required by the Plan or applicable law, approved by the Committee.
(c)
The Company may withhold for Tax-Related Items by considering statutory or other withholding rates, including up to the maximum applicable rates in Participant’s jurisdiction(s). In the event the application of such withholding rate leads to over-withholding, Participant may receive a refund of any over-withheld amount in cash from the Company or the Employer (and, in no event, will Participant have any entitlement to the equivalent amount in Shares); alternatively, if not refunded by the Company or the Employer, Participant may be able to seek a refund from the local tax authorities. In the event the application of such withholding rate leads to under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authorities.
(d)
Participant agrees to pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares (or the cash equivalent) or the proceeds of the sale of Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.
3.
Data Privacy. If Participant would like to participate in the Plan, Participant will need to review the information provided in this Section 3 of Appendix A and, where applicable, declare Participant’s consent to the processing and/or transfer of personal data as described below.
(a)
EEA+ Controller. If Participant is based in the European Union (“EU”), the European Economic Area, Switzerland or the United Kingdom (collectively, “EEA+”), Participant should note that the Company, with its registered address at 6710 North Scottsdale Road, Suite 250, Scottsdale, Arizona 85253, USA, is the controller responsible for the processing of Participant’s personal data in connection with this Agreement and the Plan.

(b)
Data Collection and Usage. The Company collects, uses and otherwise processes certain personal data about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, which the Company receives from Participant, the Employer or otherwise in connection with this Agreement or the Plan (“Personal Data”), for the purposes of implementing, administering and managing the Plan and allocating Shares pursuant to the Plan.

If Participant is based in the EEA+, the legal basis for the processing of Personal Data by the Company is the necessity of the data processing for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the EEA+, or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+.

If Participant is based outside of the EEA+, the legal basis, where required, for the processing of Personal Data by the Company is Participant’s consent, as further described below.

(c)
Stock Plan Administration Service Providers. The Company transfers Personal Data to Morgan Stanley/ETRADE (“Broker”), an independent service provider, which is assisting the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Personal Data with such other provider serving in a similar manner. The Broker will open an account for Participant to receive and trade Shares acquired under the Plan. Participant may be asked to agree on separate terms and data processing practices with the Broker, with such agreement being a condition to the ability to participate in the Plan.
(d)
International Data Transfers. The Company and its service providers, including without limitation, the Broker, operate (with respect to the Company) in the United States. Participant's country or jurisdiction may have different data privacy laws and protections than the United States. By participating in the Plan, Participant acknowledges and accepts that the transfer of Personal Data outside Participant’s country or jurisdiction is necessary for the Company to perform its contractual obligations under the Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering employee participation. To the extent required by applicable law, the Company shall implement appropriate safeguards for international transfers of Data, including, for example, by executing standard contractual clauses approved for such use by the European Commission.
(e)
Data Retention. The Company will hold and use the Personal Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.
(f)
Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s jurisdiction. Depending on where Participant is based, such rights may include the right to (i) request access or copies of Personal Data the Company processes, (ii) the rectification or amendment of incorrect or incomplete Personal Data, (iii) the deletion of Personal Data, (iv) request restrictions on the processing of Personal Data, (v) object to the processing of Personal Data for legitimate interests, (vi) the portability of Personal Data, (vii) lodge complaints with competent authorities in Participant’s jurisdiction, and/or to (viii) receive a list with the names and addresses of any potential recipients of Personal Data. To receive additional information regarding these rights or to exercise these rights, Participant can contact Diane.Roseborough@StandardAero.com.

(g)
Necessary Disclosure of Personal Data. Participant understands that providing the Company with Personal Data is necessary for the performance of this Agreement and that Participant’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan.
(h)
Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Participant is providing any consents referred to herein on a purely voluntary basis. Participant understands that Participant may withdraw any such consent at any time with future effect for any or no reason. If Participant does not consent, or if Participant later seeks to withdraw Participant’s consent, Participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant the Option or other awards to Participant or administer or maintain the Option. For more information on the consequences of refusal to consent or withdrawal of consent, Participant should contact Diane.Roseborough@StandardAero.com.
(i)
Declaration of Consent.

If Participant is based in the EEA+, by acknowledging and accepting this Agreement and indicating consent via the Company’s online acceptance procedure, Participant explicitly declares consent to the onward transfer of Personal Data by the Company to Broker or, as the case may be, a different service provider of the Company in the U.S. as described in Section 3(d) above.

If Participant is based outside of the EEA+, by acknowledging and accepting this Agreement and indicating consent via the Company’s online acceptance procedure, Participant explicitly declares consent to the entirety of the Personal Data processing operations described in this Section 3 including, without limitation, the onward transfer of Personal Data by the Company to the Broker or, as the case may be, a different service provider of the Company in the U.S.

4.
Language. Participant acknowledges that Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English so as to allow Participant to understand the terms of this Agreement, including this Appendix A and any other appendices thereto, and any other documents related to the Plan or this Agreement. If Participant has received this Agreement, including the appendices or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise required by Applicable Laws.
5.
Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any of the Shares that are otherwise issuable upon exercise of the Option prior to the completion or approval of any registration or qualification of the Shares under any applicable law or under any rulings or regulations of any governmental regulatory body, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Participant understands that the Company is under no obligation to register or qualify the Shares with any securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend this Agreement without Participant’s consent to the extent necessary to comply with securities, exchange control or other laws applicable to issuance of Shares.
6.
Choice of Venue. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Option or this Agreement, shall be brought and heard exclusively in the U.S. District Court for the District of Delaware. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts and hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
7.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
8.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares. Participant should consult with Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
9.
Insider Trading/Market Abuse Laws. Participant acknowledges that Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including (but not limited to) the U.S. and Participant’s jurisdiction, which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares or rights to Shares (e.g., the Option) or rights linked to the value of shares during such times Participant is considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant is responsible for complying with any such restrictions and should speak to Participant’s personal legal advisor on this matter.
10.
Foreign Asset/Account Reporting and Exchange Control Requirements. Participant acknowledges that there may be foreign asset and/or account reporting and/or exchange control requirements which may affect Participant’s ability to acquire or hold Shares or cash received from participating in the Plan in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, balances, assets and/or the related transactions to the tax, exchange control or other authorities in Participant's jurisdiction. Participant also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to Participant’s jurisdiction through a designated bank or broker and/or within a certain time after receipt. Participant is responsible for complying with such regulations and should speak to Participant’s personal legal advisor on this matter.
11.
Appendix B. Participant shall also be subject to any terms and conditions set forth in Appendix B to this Agreement for Participant’s jurisdiction. Moreover, if Participant relocates to, or becomes a resident of, another jurisdiction while the Option is outstanding or while holding any Shares acquired upon exercise of the Option, the terms and conditions set forth in Appendices A and B will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix B constitutes part of this Agreement.

APPENDIX B

TO THE GLOBAL STOCK OPTION AGREEMENT

JURISDICTION-SPECIFIC PROVISIONS FOR PARTICIPANTS BASED OUTSIDE THE U.S.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan and the Agreement.

Additional Terms and Conditions

This Appendix B, which is a part of the Agreement, includes additional terms and conditions that govern the Option and/or the Shares underlying the Option and that will apply to Participant if Participant is in one of the countries listed below.

If Participant is a citizen and/or resident of a country other than the one in which Participant is currently working and/or residing (or is considered as such for local law purposes) or if Participant transfers employment and/or residency to a different jurisdiction after the Grant Date, the Company will, in its sole discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.

Notifications

This Appendix B also includes information relating to securities, exchange control and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2026. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time the Option is exercised or Shares acquired under the Plan are sold.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing (or is considered as such for local law purposes), or if Participant transfers employment and/or residency to a different jurisdiction after the Grant Date, the information contained herein may not apply to Participant in the same manner.

CANADA

Additional Terms and Conditions

Non-Qualified Securities. All or a portion of the Shares subject to the Option may be “non-qualified securities” within the meaning of the Income Tax Act (Canada). The Company shall provide Participant with additional information and/or appropriate notification regarding the characterization of the Option for Canadian income tax purposes as may be required by the Income Tax Act (Canada) and the regulations thereunder.

Method of Payment. The following provision supplements Section 3.4 of the Agreement:

Notwithstanding any other provision of this Agreement or of the Plan, Participant is prohibited from paying the Exercise Price by (i) delivering already-owned Shares or (ii) using a “net exercise” arrangement. The Company reserves the right to permit either of these methods of payment depending upon the development of Applicable Laws.

Nature of Grant. The following provision replaces Section 1(l) of Appendix A:

Except as explicitly and minimally required under applicable legislation, for purposes of the Option, the date that Participant is no longer actively employed by, or actively providing services to, the Company or a Subsidiary shall be the “Termination Date,” and:

(i)
Participant’s employment or service relationship will terminate as of the Termination Date, regardless of the reason for such termination and whether or not later found to be invalid or unlawful (including in breach of any Applicable Laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any); and

(ii)
Participant’s right (if any) to earn, seek damages in lieu of, vest in or otherwise benefit from or participate in any portion of the Option or the Plan will be measured as of, and immediately terminate on, the Termination Date.

Unless explicitly and minimally required by applicable legislation, the Termination Date shall exclude and shall not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise.

Subject to Applicable Laws, if the date Participant is no longer actively providing services cannot be reasonably determined under the Agreement, the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of Participant’s participation in the Plan (including whether Participant may still be considered to be actively providing services while on a leave of absence).

For greater certainty, Participant will not earn or be entitled to any pro-rated vesting, extended exercisability or other benefits or participation under the Plan for that period of time before the Termination Date, nor will Participant be entitled to any compensation or damages for lost vesting or other benefits or participation under the Plan.

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting, exercisability or other benefits or participation during a statutory notice period, Participant’s right to vest in and exercise the Option, or otherwise benefit under the Plan, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period. For clarity,

Participant will not earn or be entitled to pro-rated vesting, extended exercisability or other benefits or participation if the vesting date or exercisability period falls after the end of the statutory notice period, nor will Participant be entitled to any compensation for lost vesting, exercisability or other benefits or participation under the Plan.

For the sake of clarity, any reference to the date of Participant’s Termination of Service (or any similar concept) under the Agreement or the Plan will be interpreted to mean the Termination Date, as defined above.

Nature of Grant. The following provisions replace Section 1(h) and 1(m) of Appendix A:

(h) except as explicitly and minimally required under applicable legislation, the Option and the Shares subject to the Option, and the income from and value of same, are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments;

(m) except as explicitly and minimally required under applicable legislation, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any) or from the application of any clawback or recoupment policy adopted by the Company or imposed by Applicable Laws;

Notifications

Securities Law Information. Participant is permitted to sell Shares acquired through the Plan through the Broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange (the “NYSE”).

Foreign Asset/Account Reporting Information. Participant is required to report any foreign specified property, including Shares and rights to receive Shares (e.g., the Option), annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds CAD 100,000 at any time during the year. Thus, the Option must be reported - generally at a nil cost - if the CAD 100,000 cost threshold is exceeded because of other foreign property. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are also owned, this ACB may have to be averaged with the ACB of the other Shares. The Form T1135 generally must be filed by April 30 of the following year. Participant understands and agrees that Participant should consult with a personal legal advisor to ensure compliance with applicable reporting obligations.

IRELAND

There are no country-specific provisions.

NETHERLANDS

There are no country-specific provisions.

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UNITED KINGDOM

Additional Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 2 of the Appendix A:

Without limitation to Section 2 of the Appendix A, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax or relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold, or have paid or will pay, to HMRC (or any other tax or relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant may not be able to indemnify the Company or the Employer for the amount of any income tax that is not collected from or paid by Participant, as it may be considered a loan. In this case, the amount of any income tax not collected may constitute an additional benefit to Participant on which the additional income tax and national insurance contributions (“NICs”) may be payable. Participant understands that Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company and/or the Employer (as appropriate) for the value of any employee NICs due on this additional benefit, which may be collected from Participant by the Company or the Employer by any of the means referred to in Section 2 of the Appendix A.

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